Exhibit 3.9

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

BEAUTYAVENUES, LLC

The undersigned, desiring to form a limited liability company under Title 6, Sections 18-101 et seq. of the Delaware Code, hereby certifies as follows:

1. The name of the limited liability company is beautyAvenues, LLC.

2. The address of the limited liability company’s registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the limited liability company’s registered agent at such address is the Corporation Trust Company.

3. This Certificate of Formation shall be effective at 11:12 p.m. (Eastern Standard Time) on January 29, 2011.

4. The undersigned is an authorized person of beautyAvenues, LLC for purposes of the execution and delivery of this Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of beautyAvenues, LLC, as of the 25th day of January, 2011.

/s/ Luis F. Machado
Luis F. Machado,
Authorized Representative